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As filed with the Securities and Exchange Commission on November 13, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BreitBurn Energy Partners L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	74-3169953 (I.R.S. Employer Identification Number)

515 South Flower Street, Suite 4800
Los Angeles, California 90071
(213) 225-5900
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Gregory C. Brown
Executive Vice President and General Counsel
515 South Flower Street, Suite 4800
Los Angeles, California 90071
(213) 225-5900
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:
Alan P. Baden
Shelley A. Barber
Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, NY 10103
(212) 237-0000

        Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Units Representing Limited Partner Interests	(1)	(2)

(1)
An indeterminate aggregate offering price or number of the common units is being registered as may be issued from time to time at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

BreitBurn Energy Partners L.P.
Common Units Representing Limited Partner Interests

        We may from time to time offer and sell common units representing limited partner interests in BreitBurn Energy Partners L.P. This prospectus describes the general terms of these common units. The specific terms of any offering of common units and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

        You should read this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein and therein carefully before you invest in our common units. This prospectus may not be used to consummate sales of common units unless accompanied by a prospectus supplement.

        Our common units are traded on the Nasdaq Global Select Market under the symbol "BBEP."

        Investing in our common units involves a high degree of risk. Limited partnerships are inherently different from corporations. You should carefully consider each of the factors referred to under "Risk Factors" beginning on page 6 of this prospectus, contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein before you make an investment in our common units.

        In order to comply with certain U.S. laws relating to the ownership of interests in oil and gas leases on federal lands, we require an owner of our units to be an "Eligible Holder." If you are not an Eligible Holder, you will not be entitled to receive distributions or allocations of income or loss on your common units, and your common units will be subject to redemption. See "The Partnership Agreement—Non-Eligible Holders; Redemption."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS NOVEMBER 13, 2007

        You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone to provide you with different or inconsistent information. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the prospectus supplement, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell the common units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common units we may offer. Each time we sell common units with this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. The information in this prospectus is accurate as of its date. Therefore, before you invest in our common units, you should carefully read this prospectus and any prospectus supplement and the additional information described under the heading "Where You Can Find More Information."

        As used in this prospectus, the "Partnership," "we," "our," "us" or like terms mean BreitBurn Energy Partners L.P. and its subsidiaries. References to "our general partner" refer to BreitBurn GP, LLC, the general partner of the Partnership. References to "BreitBurn Operating" refer to BreitBurn Operating L.P., our wholly owned subsidiary. References to "BreitBurn Management" refer to BreitBurn Management Company, LLC, the sole member of our general partner. References in this prospectus to "Provident" refer to Provident Energy Trust, the ultimate parent company of the majority owner of our general partner, and its wholly owned subsidiaries.

ABOUT BREITBURN ENERGY PARTNERS L.P.

        We are an independent oil and gas partnership focused on the acquisition, exploitation and development of oil and gas properties.

        BreitBurn Operating is our wholly owned subsidiary. We have no operations other than through BreitBurn Operating.

        Our principal executive offices are located at 515 South Flower Street, Suite 4800, Los Angeles, California 90071, and our phone number is (213) 225-5900. Our website is located at http://www.breitburn.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus, including any documents incorporated herein by reference, constitutes a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. You should refer to the registration statement and its related exhibits and schedules, and the documents incorporated herein by reference, for further information about our company and the common units offered in this prospectus. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of that document filed as an exhibit to the registration statement or otherwise filed with the SEC, and each such statement is qualified by this reference. The registration statement and its exhibits and schedules, and the documents incorporated herein by reference, are on file at the offices of the SEC and may be inspected without charge.

        We file annual, quarterly, and current reports and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference

Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information that we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

        You can also obtain information about us at the offices of the Nasdaq Global Select Market at One Liberty Plaza, 105 Broadway, New York, NY 10006, or on our website at http://www.breitburn.com. Our annual reports on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available free of charge through our web site as soon as reasonably practicable after those reports or filings are electronically filed or furnished to the SEC. Information on our web site or any other web site is not incorporated by reference in this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and may replace information in this prospectus and information previously filed with the SEC.

        The documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, excluding any information in those documents that is deemed by the rules of the SEC to be furnished but not filed, are incorporated by reference into this prospectus.

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  our Annual Report on Form 10-K for the year ended December 31, 2006;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007;

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  our Current Reports on Form 8-K filed on January 24, 2007; February, 23, 2007; March 5, 2007 (excluding Item 2.02 and Exhibit 99.1 thereto); March 7, 2007 (excluding Item 7.01 and Exhibit 99.1 thereto); May 14, 2007 (excluding Item 2.02 and Exhibit 99.1 thereto); May 17, 2007 (excluding Item 7.01 and Exhibit 99.1 thereto); May 22, 2007; May 29, 2007 (excluding Item 7.01, Exhibit 99.1 and Exhibit 99.2 thereto); May 31, 2007 (excluding Item 7.01 and Exhibit 99.1 thereto); August 10, 2007; August 14, 2007 (excluding Item 2.02 and Exhibit 99.1 thereto); September 12, 2007 (excluding Item 7.01 and Exhibit 99.1 thereto); September 13, 2007 (excluding Item 7.01 and Exhibit 99.1 thereto); September 17, 2007; November 2, 2007 (excluding Item 7.01 and Exhibit 99.1 thereto); November 6, 2007; and November 13, 2007; and

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  the description of our common units contained in our Registration Statement on Form 8-A filed on September 29, 2006, and including any other amendments or reports filed for the purpose of updating such description.

        You may request a copy of any document incorporated by reference into this prospectus, at no cost, by writing or calling us at the following address and telephone number:

BreitBurn Energy Partners L.P.
515 South Flower Street, Suite 4800
Los Angeles, California 90071
Attention: Gregory C. Brown, Esq., Executive Vice President and General Counsel
(213) 225-5900

        You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than its respective date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Some of the information included in this prospectus, any prospectus supplement and the documents we incorporate by reference contain "forward-looking" statements within the meaning of the federal securities laws. Forward-looking statements can be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "forecasts," "could," "will," "recommends" and words of similar meaning. Examples of these types of statements include those regarding:

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  estimates of oil and gas reserves recoverable in future years and related future net cash flows;

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  assessments of hydrocarbon formations and potential resources;

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  exploration, development and other plans for future operations, including the number and cost of drilling and other operations;

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  production rates, timing and costs and sales volumes and prices;

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  revenues, earnings, cash flows, liabilities, capital expenditures, interest rates and other financial measures;

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  anticipated liquidity;

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  the amount and timing of environmental and other contingent liabilities;

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  future or recommended cash distributions to unitholders; and

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  other statements regarding future events, conditions or outcomes.

        Although these statements are based upon our current expectations and beliefs, they are subject to known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those described in, or implied by, the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our common units could lose part or all of their investments. These risks and uncertainties include, for example:

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  the volatility of oil and natural gas prices, including price discounts and basis differentials;

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  difficulties in accurately estimating the discovery, volumes, development potential and replacement of oil and natural gas reserves;

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  variances in cash flow, liquidity and financial position;

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  the discovery of previously unknown environmental issues;

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  changes in business and financial strategy;

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  inaccuracies in estimating the amount, nature and timing of capital expenditures, including future development costs;

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  the inability to predict the availability and terms of capital;

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  inaccuracies in the estimated timing and amount of future production of oil and natural gas due to numerous factors including permit delays or restrictions, weather, equipment failures, delays or lack of availability, unexpected subsurface or geologic conditions, lack of capital, increases in the costs of rented or contracted equipment, increases in labor costs, volumes of oil or gas greater or lesser than anticipated, and changes in applicable regulations and laws;

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  the lack of availability of drilling and production equipment or unexpected increases in the cost of such equipment;

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  unexpected changes in operating costs and other expenses, including utilities, labor, transportation, well and oil field services, taxes, permit fees, regulatory compliance, and other costs of operation;

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  unanticipated issues related to prospect development and property acquisitions, including variances between the actual and expected condition or levels of development, production, and equipment;

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  issues with marketing of oil and natural gas including lack of access to markets, changes in pipeline and transportation tariffs and costs, increases in minimum sales quality standards for oil or natural gas, changes in the supply-demand status of oil or gas in a given market area, and the introduction of increased quantities of oil or natural gas into a given area due to new discoveries or new delivery systems;

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  unexpected problems with wells or other equipment;

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  increased competition in the oil and natural gas industry potentially leading to higher prices for properties available for acquisition at acceptable prices and higher prices for services and equipment;

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  the impact of weather limiting or damaging operations and the occurrence of natural disasters such as fires, floods, hurricanes, earthquakes and other catastrophic events and natural disasters;

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  changes in governmental regulation of the oil and natural gas industry potentially leading to increased costs and limited development opportunities;

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  developments in oil-producing and natural gas-producing countries potentially having significant affects on the price of oil and gas;

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  the potential for oil and gas operating costs to increase while corresponding sales prices of oil and gas are wholly or partially fixed due to our use of derivative contracts, or "hedges" to limit price volatility;

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  inability to execute strategic plans, expectations and objectives for future operations; and

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  other factors discussed in the Risk Factors section of this prospectus.

        If one or more of these risks or uncertainties materialize or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus or incorporated by reference herein, including those described in the "Risk Factors" section of our most recent annual report on Form 10-K and, to the extent applicable, our quarterly reports on Form 10-Q and any prospectus supplement. The risk factors and other factors noted in this prospectus or incorporated by reference herein could cause our actual results to differ materially from those contained in any forward-looking statement.

        All forward-looking statements included in this prospectus, any prospectus supplement and the documents we incorporate by reference and all subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date of this prospectus or, in the case of forward-looking statements contained in any document incorporated by reference, the date of such document, and we expressly disclaim any obligation or undertaking to update these statements to reflect any change in our expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.

RISK FACTORS

        An investment in our common units involves a significant degree of risk. Before you invest in our common units, you should carefully consider those risks discussed in the "Cautionary Statement Regarding Forward-Looking Statements" section of this prospectus, the risk factors included in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, each of which is incorporated herein by reference, and those risk factors that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference in evaluating an investment in our common units.

        If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations, or cash flow could be materially adversely affected. In that case, we may be unable to pay distributions to our unitholders. In that event, the trading price of our common units could decline and you could lose all or part of your investment.

USE OF PROCEEDS

        Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we will use the net proceeds that we receive from the sale of common units covered by this prospectus for general partnership purposes, which may include acquisitions, repayment of debt and capital expenditures and additions to working capital.

        The actual application of proceeds that we receive from the sale of any particular offering of common units using this prospectus will be described in the applicable prospectus supplement relating to such offering.

DESCRIPTION OF THE COMMON UNITS

The Units

        The common units represent limited partner interests in us. The holders of units are entitled to participate in partnership distributions and exercise the rights or privileges available to unitholders under our partnership agreement. For a description of the rights and privileges of unitholders under our partnership agreement, including voting rights, please read "The Partnership Agreement."

Restrictions on Ownership of Common Units

        In order to comply with certain U.S. laws relating to the ownership of interests in oil and gas leases on federal lands, we have adopted requirements regarding our owners. Our partnership agreement requires that a transferee of common units properly complete and deliver to us a transfer application containing a certification as to a number of matters, including the status of the transferee, or all its owners, as being an Eligible Holder. As used herein, an Eligible Holder means a person or entity qualified to hold an interest in oil and gas leases on federal lands. If a transferee or a unitholder, as the case may be, is not an Eligible Holder, the transferee or unitholder will have no right to receive any distributions or allocations of income or loss on its common units or to vote its units on any matter and we have the right to redeem such units at a price which is equal to the lower of the transferee's or unitholder's purchase price or the then-current market price of such units. The redemption price will be paid in cash or by delivery of a promissory note, as determined by our general partner. Please read "—Transfer of Common Units" below and "The Partnership Agreement—Non-Eligible Holders; Redemption."

Transfer Agent and Registrar

  Duties

        American Stock Transfer and Trust Company is the registrar and transfer agent for the common units. We will pay all fees charged by the transfer agent for transfers of common units except the following that must be paid by unitholders:

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  surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

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  special charges for services requested by a common unitholder; and

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  other similar fees or charges.

        There is no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

  Resignation or Removal

        The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

        By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Each transferee:

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  represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

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  automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement;

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  gives the consents and approvals contained in our partnership agreement, such as the approval of all transactions and agreements that we are entering into in connection with our formation and this offering; and

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  certifies that the transferee is an Eligible Holder.

        As used herein, an Eligible Holder means a person or entity qualified to hold an interest in oil and gas leases on federal lands. As of the date hereof, an Eligible Holder means: (1) a citizen of the United States; (2) a corporation organized under the laws of the United States or of any state thereof; or (3) an association of United States citizens, such as a partnership or limited liability company, organized under the laws of the United States or of any state thereof, but only if such association does not have any direct or indirect foreign ownership, other than foreign ownership of stock in a parent corporation organized under the laws of the United States or of any state thereof. For the avoidance of doubt, onshore mineral leases or any direct or indirect interest therein may be acquired and held by aliens only through stock ownership, holding or control in a corporation organized under the laws of the United States or of any state thereof and only for so long as the alien is not from a country that the United States federal government regards as denying similar privileges to citizens or corporations of the United States.

        A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

        We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holders' rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities and are transferable according to the laws governing transfers of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

        Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

CONFLICTS OF INTEREST AND FIDUCIARY DUTIES

Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships among us and our general partner and affiliates. The directors and officers of our general partner have fiduciary duties to manage our general partner in a manner beneficial to affiliates of Provident. At the same time, our general partner has a fiduciary duty to manage us in a manner beneficial to us and our limited partners. The board of directors or the conflicts committee of the board of directors of our general partner will resolve any such conflict and has broad latitude to consider the interests of all parties to the conflict. The resolution of these conflicts may not always be in our best interest or those of our unitholders.

        Whenever a conflict arises between our general partner or its affiliates, on the one hand, and us or any of our other partners, on the other hand, our general partner will resolve that conflict. Our partnership agreement contains provisions that modify and limit our general partner's fiduciary duties to our unitholders. Our partnership agreement also restricts the remedies available to unitholders for actions taken that, without those limitations, might constitute breaches of our general partner's fiduciary duty to us.

        Our general partner is responsible for identifying any such conflict of interest and our general partner may choose to resolve the conflict of interest by any one of the methods described in the following sentence. Our general partner will not be in breach of its obligations under the partnership agreement or its duties to us or our unitholders if the resolution of the conflict is:

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  approved by the conflicts committee, although our general partner is not obligated to seek such approval;

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  approved by the vote of a majority of the outstanding common units, excluding any common units owned by our general partner or any of its affiliates;

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  on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

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  fair and reasonable to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us.

        As required by our partnership agreement, the board of directors of our general partner will maintain a conflicts committee, comprised of at least two independent directors. Our general partner may, but is not required to, seek approval from the conflicts committee of a resolution of a conflict of interest with our general partner or affiliates. If our general partner seeks approval from the conflicts committee, the conflicts committee will determine if the resolution of a conflict of interest with our general partner or its affiliates is fair and reasonable to us. Any matters approved by the conflicts committee in good faith will be conclusively deemed to be fair and reasonable to us, approved by all of our partners and not a breach by our general partner of any duties it may owe us or our unitholders. If a matter is submitted to the conflicts committee and the conflicts committee does not approve the matter, we will not proceed with the matter unless and until the matter has been modified in such a manner that the conflicts committee determines is fair and reasonable to us. If our general partner does not seek approval from the conflicts committee and its board of directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third and fourth bullet points above, then it will be presumed that, in making its decision, the board of directors acted in good faith, and in any proceeding brought by or on behalf of any limited partner or us, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in our partnership agreement, our general partner or the conflicts committee may consider any factors it determines in good faith to consider when resolving a conflict. When our partnership agreement requires someone to act in good faith, it requires that person to believe that he is acting in the best interests of the partnership.

        Conflicts of interest could arise in the situations described below, among others.

  Actions taken by our general partner may affect the amount of cash available for distribution to our common unitholders.

        The amount of cash that is available for distribution to our common unitholders is affected by decisions of our general partner regarding such matters as:

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  amount and time of cash expenditures;

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  asset sales or acquisitions;

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  borrowings;

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  the issuance of additional units;

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  the creation, reduction or increase of reserves in any quarter; and

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  corporate opportunities.

  We reimburse our general partner and its affiliates for expenses.

        Our partnership agreement requires us to reimburse our general partner for all actual direct and indirect expenses it incurs or actual payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business, including overhead allocated to our general partner by its affiliates, including Provident. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf, and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine in good faith the expenses that are allocable to us. We have entered into an Administrative Services Agreement with BreitBurn Management pursuant to which BreitBurn Management operates our assets and performs other administrative services for us such as accounting, corporate development, finance, land, legal and engineering.

  Our general partner intends to limit its liability regarding our obligations.

        Our general partner intends to limit its liability under contractual arrangements so that the other party has recourse only against our assets and not against our general partner or its assets. Our partnership agreement provides that any action taken by our general partner to limit its liability or our liability is not a breach of our general partner's fiduciary duties, even if we could have obtained more favorable terms without the limitation on liability.

  Common unitholders do not have the right to enforce obligations of our general partner and its affiliates under agreements with us.

        Any agreements between us on the one hand, and our general partner and its affiliates, on the other, do not and will not grant to the unitholders, separate and apart from us, the right to enforce the obligations of our general partner and its affiliates in our favor.

  Contracts between us, on the one hand, and our general partner and its affiliates, on the other, are not and will not be the result of arm's-length negotiations.

        Our partnership agreement allows our general partner to determine, in good faith, any amounts to pay itself or its affiliates for any services rendered to us. Our general partner may also enter into additional contractual arrangements with any of its affiliates on our behalf. Neither the partnership agreement nor any of the other agreements, contracts and arrangements between us, on the one hand, and our general partner and its affiliates, on the other, are or will be the result of arm's-length negotiations.

  Common units are subject to our general partner's limited call right.

        Our general partner may exercise its right to call and purchase common units as provided in our partnership agreement or assign this right to one of its affiliates or to us. Our general partner may use its own discretion, free of fiduciary duty restrictions, in determining whether to exercise this right. As a result, a common unitholder may have his common units purchased from him at an undesirable time or price. Please read "The Partnership Agreement—Limited Call Right."

  We may not choose to retain separate counsel for ourselves or for the holders of common units.

        The attorneys, independent accountants and others who have performed services for us have been retained by our general partner. Attorneys, independent accountants and others who perform services for us are selected by our general partner or the conflicts committee and may perform services for our general partner and its affiliates. We may retain separate counsel for ourselves or the holders of our common units in the event of a conflict of interest between our general partner and its affiliates, on the one hand, and us or the holders of our common units, on the other, depending on the nature of the conflict. We do not intend to do so in most cases.

  Acquisitions of Competing Businesses; Potential Future Conflicts.

        From time to time, our affiliates may acquire entities whose businesses compete with us. In addition, future conflicts of interest may arise between us and any entities whose general partner interests our affiliates acquire. It is not possible to predict the nature or extent of these potential future conflicts of interest at this time, nor is it possible to determine how we will address and resolve any such future conflicts of interest. However, the resolution of these conflicts may not always be in our best interest or those of our unitholders.

  Fiduciary Duties

        Our general partner is accountable to us and our unitholders as a fiduciary. The fiduciary duties our general partner owes to our unitholders are prescribed by law and our partnership agreement. The Delaware Revised Uniform Limited Partnership Act, which we refer to in this prospectus as the Delaware Act, provides that Delaware limited partnerships may, in their partnership agreements, modify, restrict or expand the fiduciary duties otherwise owed by a general partner to limited partners and the partnership.

        Our partnership agreement contains various provisions modifying and restricting the fiduciary duties that our general partner might otherwise owe. We have adopted these restrictions to allow our general partner to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. These modifications are detrimental to the common unitholders because they restrict the remedies available to unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below. The following is a summary of the material restrictions of the fiduciary duties owed by our general partner to the unitholders.

State-law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction where a conflict of interest is present.
Partnership agreement modified standards
Our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, our partnership agreement provides that when our general partner is acting in its capacity as our general partner, as opposed to in its individual capacity, it must act in "good faith" and will not be subject to any other standard under applicable law. "Good faith" requires that the person or persons making such determination or taking or declining to take such other action believe that the determination or other action is in the best interests of the Partnership or the holders of the common units as the case may be. In addition, when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any fiduciary obligation to us or the unitholders whatsoever. These standards reduce the obligations to which our general partner would otherwise be held.

In addition to the other more specific provisions limiting the obligations of our general partner, our partnership agreement further provides that our general partner and its officers and directors will not be liable for monetary damages to us, our unitholders or assignees for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct, or in the case of a criminal matter, acted with the knowledge that such conduct was unlawful.

Special provisions regarding affiliated transactions. Our partnership agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of unitholders and that are not approved by the conflicts committee of the board of directors of our general partner must be:
• on terms no less favorable to us than those generally provided to or available from unrelated third parties; or
• "fair and reasonable" to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

If our general partner does not seek approval from the conflicts committee or the common unitholders and its board of directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet points above, then it will be presumed that, in making its decision, the board of directors, which may include board members affected by the conflict of interest, acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming that presumption. These standards reduce the obligations to which our general partner would otherwise be held.
Our partnership agreement provides for the allocation of overhead costs to us by our general partner and its affiliates (including Provident) in such amounts deemed to be fair and reasonable to us.
Rights and remedies of unitholders
The Delaware Act generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. These actions include actions against a general partner for breach of its fiduciary duties or of a partnership agreement. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of it and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

        In order to become one of our limited partners, a unitholder is required to agree to be bound by the provisions in our partnership agreement, including the provisions discussed above. This is in accordance with the policy of the Delaware Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a limited partner or assignee to sign a partnership agreement does not render the partnership agreement unenforceable against that person.

        We must indemnify our general partner and its officers, directors, managers and certain other specified persons, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our general partner or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We must also provide this indemnification for criminal proceedings unless our general partner or these other persons acted with knowledge that their conduct was unlawful. Thus, our general partner could be indemnified for its negligent acts if it meets the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and, therefore, unenforceable. Please read "The Partnership Agreement—Indemnification."

THE PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of the Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P., as amended, which is referred to in this prospectus as our partnership agreement. Our partnership agreement is available as described under "Where You Can Find More Information." We will provide prospective investors with a copy of this agreement upon request at no charge.

        We summarize the provisions of our partnership agreement with regard to the transfer of common units elsewhere in this prospectus. Please read "Description of the Common Units—Transfer of Common Units."

Organization and Duration

        We were formed on March 23, 2006 and have a perpetual existence.

Purpose

        Under our partnership agreement, we are permitted to engage, directly or indirectly, in any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided that our general partner may not cause us to engage, directly or indirectly, in any business activity that our general partner determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

        Although our general partner has the ability to cause us, our affiliates and our subsidiaries to engage in activities other than the acquisition, exploitation, development and production of oil and gas reserves, our general partner has no current plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or our limited partners. Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Power of Attorney

        Each limited partner, and each person who acquires a unit from a common unitholder, by accepting the common unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our partnership agreement. Please read "—Amendments to Our Partnership Agreement."

Capital Contributions

        Unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of our partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

  •
  to remove or replace the general partner;

  •
  to approve some amendments to the partnership agreement; or

  •
  to take other action under the partnership agreement;

constituted "participation in the control" of our business for the purposes of the Delaware Act, then our limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us and reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

        Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the non-recourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

        Limitations on the liability of limited partners for the obligations of a limited partner have not been clearly established in many jurisdictions. If, by virtue of our partnership interest in our operating company or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as the general partner under the circumstances. We will operate in a manner that the general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Voting Rights

        The following is a summary of the unitholder vote required for the matters specified below. In voting their units, affiliates of our general partner will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

Issuance of additional common units	No approval right. Please read "—Issuance of Additional Securities."
Amendment of our partnership agreement
Certain amendments may be made by our general partner without the approval of our unitholders. Other amendments generally require the approval of a majority of our outstanding units. Please read "—Amendments to Our Partnership Agreement."
Merger of our partnership or the sale of all or substantially all of our assets	A majority of our outstanding units in certain circumstances. Please read "—Merger, Sale or Other Disposition of Assets."
Dissolution of our partnership	A majority of our outstanding units. Please read "—Termination or Dissolution."
Continuation of our business upon dissolution	A majority of our outstanding units. Please read "—Termination or Dissolution."
Withdrawal of our general partner
Under most circumstances, the approval of a majority of the units, excluding units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to December 31, 2016 in a manner that would cause a dissolution of our partnership. Please read "—Withdrawal or Removal of Our General Partner."
Removal of our general partner	Not less than 66 2/3% of the outstanding units, including units held by our general partner and its affiliates. Please read "—Withdrawal or Removal of Our General Partner."
Transfer of the general partner interest
Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to (i) an affiliate (other than an individual) or (ii) another person (other than an individual) in connection with the merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of the units, excluding units held by the general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to December 31, 2016. Please read "—Transfer of General Partner Interest."
Transfer of ownership interests in our general partner	No approval required at any time. Please read "—Transfer of Ownership Interests in Our General Partner."

Issuance of Additional Securities

        Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and on the terms and conditions established by our general partner without the approval of our unitholders.

        It is possible that we will fund acquisitions through the issuance of additional units or other equity securities. Holders of any additional units we issue will be entitled to share equally with the then-existing holders of units in our cash distributions. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of units in our net assets.

        In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit the issuance by our subsidiaries of equity securities that may effectively rank senior to our common units.

        If we issue additional units in the future, our general partner is not obligated to, but may, contribute a proportionate amount of capital to us to maintain its general partner interest. If our general partner does not contribute a proportionate additional amount of capital, our general partner's 0.66% interest will be reduced. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of the general partner and its affiliates that existed immediately prior to each issuance. Other than our general partner, the holders of common units will not have a preemptive right to acquire additional common units or other partnership securities.

Amendments to Our Partnership Agreement

  General

        Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. To adopt a proposed amendment, other than the amendments discussed below under "—No Unitholder Approval," our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a majority of our outstanding units.

Prohibited Amendments

        Generally, no amendment may be made that would:

  (1)
  have the effect of reducing the voting percentage of outstanding units required to take any action under the provisions of our partnership agreement;

  (2)
  enlarge the obligations of any limited partner without its consent; or

  (3)
  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which may be given or withheld at its option.

        The provision of our partnership agreement preventing the amendments having the effects described in clauses (1) to (3) above can be amended upon the approval of the holders of at least 90% of the outstanding units.

No Unitholder Approval

        Our general partner generally may make amendments to our partnership agreement without the approval of any limited partner or assignee to reflect:

  (1)
  a change in the name of the partnership, the location of the partnership's principal place of business, the partnership's registered agent or its registered office;

  (2)
  the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

  (3)
  a change that our general partner determines to be necessary or advisable to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that the partnership and its subsidiaries will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

  (4)
  an amendment that is necessary, in the opinion of our counsel, to prevent the partnership or our general partner or its directors, officers, agents or trustees, from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed;

  (5)
  an amendment that our general partner determines to be necessary or appropriate for the authorization of additional partnership securities or rights to acquire partnership securities;

  (6)
  any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

  (7)
  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

  (8)
  any amendment that our general partner determines to be necessary or advisable for the formation by the partnership of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by our partnership agreement;

  (9)
  a change in our fiscal year or taxable year and related changes;

  (10)
  certain mergers or conveyances set forth in our partnership agreement; and

  (11)
  any other amendments substantially similar to any of the matters described in (1) through (10) above.

        In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner or assignee if our general partner determines, at its option, that those amendments:

  (1)
  do not adversely affect our limited partner (or any particular class of limited partners) in any material respect;

  (2)
  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

  (3)
  are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

  (4)
  are necessary or advisable for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

  (5)
  are required to effect the intent expressed in the registration statement for our initial public offering or of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Unitholder Approval

        Our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an entity for federal income tax purposes in connection with any of the amendments described under "—No Unitholder Approval." No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners. In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners constituting not less than the voting requirement sought to be reduced.

Merger, Sale or Other Disposition of Assets

        A merger or consolidation of us requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger or consolidation and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interest of us or the limited partners.

        In addition, our partnership agreement generally prohibits our general partner, without the prior approval of the holders of a majority of our outstanding units, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to our partnership agreement, each of our units will be an identical unit of our partnership following the transaction, and the units to be issued do not exceed 20% of our outstanding units immediately prior to the transaction.

        If the conditions specified in our partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. The unitholders are not entitled to dissenters' rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other transaction or event.

Termination or Dissolution

        We will continue as a limited partnership until terminated under our partnership agreement. We will dissolve upon:

  (1)
  the election of our general partner to dissolve us, if approved by the holders of a majority of our outstanding units;

  (2)
  there being no limited partners, unless we are continued without dissolution in accordance with the Delaware Act;

  (3)
  the entry of a decree of judicial dissolution of our partnership; or

  (4)
  the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal following approval and admission of a successor.

        Upon a dissolution under clause (4) above, the holders of a majority of our outstanding units may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of a majority of our outstanding units subject to receipt by us of an opinion of counsel to the effect that:

  •
  the action would not result in the loss of limited liability of any limited partner; and

  •
  neither our partnership, our operating company nor any of our subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all the powers of our general partner that are necessary or appropriate, liquidate our assets. The proceeds of the liquidation will be applied as follows:

  •
  first, towards the payment of all of our creditors and the creation of a reserve for contingent liabilities; and

  •
  then, to all partners in accordance with the positive balance in the respective capital accounts.

        Under some circumstances and subject to some limitations, the liquidator may defer liquidation or distribution of our assets for a reasonable period of time. If the liquidator determines that a sale would be impractical or would cause a loss to our partners, our general partner may distribute assets in kind to our partners.

Withdrawal or Removal of Our General Partner

        Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to December 31, 2016 without obtaining the approval of a majority of our outstanding common units, excluding those held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after December 31, 2016, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of our partnership agreement. In addition, our general partner may withdraw without unitholder approval upon 90 days' notice to our limited partners if at least 50% of our outstanding common units are held or controlled by one person and its affiliates other than our general partner and its affiliates. In addition, the partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read "Transfer of General Partner Interests."

        Upon the voluntary withdrawal of our general partner, other than as a result of its transfer of all or part of its general partner interest in us, the holders of a majority of our outstanding units may elect a successor to the withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within 90 days after that withdrawal, the holders of a majority of our outstanding common units, excluding the common units held by the withdrawing general partner and its affiliates, agree to continue our business and to appoint a successor general partner. Please read "—Termination and Dissolution."

        Our general partner may not be removed unless that removal is approved by not less than 66 2/3% of our outstanding units, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by a majority of our outstanding units, including those held by our general partner and its affiliates. The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates would give it the practical ability to prevent its removal.

        In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

        Except for transfer by our general partner of all, but not less than all, of its general partner interest in us to:

  •
  an affiliate of the general partner (other than an individual); or

  •
  another entity as part of the merger or consolidation of the general partner with or into another entity or the transfer by the general partner of all or substantially all of its assets to another entity, our general partner may not transfer all or any part of its general partner interest in us to another entity prior to December 31, 2016 without the approval of a majority of the common units outstanding, excluding common units held by our general partner and its affiliates. As a condition of this transfer, the transferee must assume the rights and duties of our general partner, agree to be bound by the provisions of the partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

        Our general partner and its affiliates may at any time transfer common units to one or more persons without unitholder approval.

Transfer of Ownership Interests in Our General Partner

        At any time, BreitBurn Management, as the sole member of our general partner, may sell or transfer all or part of its ownership interest in the general partner without the approval of our unitholders.

Change of Management Provisions

        Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove our general partner as general partner or otherwise change management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner.

Limited Call Right

        If at any time our general partner and its affiliates hold more than 80% of the outstanding limited partner interests of any class, our general partner will have the right, but not the obligation, which it may assign in whole or in part to any of its affiliates or us, to purchase all, but not less than all, of the remaining limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least ten but not more than 60 days' notice. The purchase price in the event of this purchase is the greater of:

  •
  the highest cash price paid by either our general partner or any of its affiliates for any limited partners interests of the class purchased within the 90 days preceding the date our general partner first mails notice of its election to purchase the limited partner interests; and

  •
  the current market price of the limited partner interests of the class as of the date three days prior to the date that notice is mailed.

        As a result of our general partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or price.

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of units then outstanding, unitholders on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Units that are owned by Non-Eligible Holders will be voted by our general partner and our general partner will distribute the votes on those units in the same ratios as the votes of limited partners on other units are cast.

        Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by our unitholders may be taken either at a meeting of the unitholders or, if authorized by our general partner, without a meeting if consents in writing describing the action so taken are signed by holders of the number of units as would be necessary to authorize or take that action at a meeting. Special meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting was called (including outstanding units deemed owned by the general partner), represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read "—Issuance of Additional Securities" above. However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes except such units may be considered to be outstanding for purposes of the withdrawal of our general partner. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

        By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the transferred units when such transfer and admission is reflected in our books and records. Except as described under "—Limited Liability," the common units will be fully paid, and unitholders will not be required to make additional contributions.

Non-Eligible Holders; Redemption

        To comply with certain U.S. laws relating to the ownership of interests in oil and gas leases on federal lands, transferees may be required to fill out a properly completed transfer application certifying, and our general partner, acting on our behalf, may at any time require each unitholder to re-certify that the unitholder is an Eligible Holder. As used herein, an Eligible Holder means a person or entity qualified to hold an interest in oil and gas leases on federal lands. As of the date hereof, Eligible Holder means: (1) a citizen of the United States; (2) a corporation organized under the laws of the United States or of any state thereof; or (3) an association of United States citizens, such as a partnership or limited liability company, organized under the laws of the United States or of any state thereof, but only if such association does not have any direct or indirect foreign ownership, other than foreign ownership of stock in a parent corporation organized under the laws of the United States or of any state thereof. For the avoidance of doubt, onshore mineral leases or any direct or indirect interest therein may be acquired and held by aliens only through stock ownership, holding or control in a corporation organized under the laws of the United States or of any state thereof and only for so long as the alien is not from a country that the United States federal government regards as denying similar privileges to citizens or corporations of the United States. This certification can be changed in any manner our general partner determines is necessary or appropriate to implement its original purpose.

        If a transferee or unitholder, as the case may be, fails to furnish:

  •
  a transfer application containing the required certification;

  •
  a re-certification containing the required certification within 30 days after request; or

  •
  provides a false certification;

then, as the case may be, such transfer will be void or we will have the right, which we may assign to any of our affiliates, to acquire all but not less than all of the units held by such unitholder. Further, the units held by such unitholder will not be entitled to any allocations of income or loss, distributions or voting rights.

        The purchase price will be paid in cash or delivery of a promissory note, as determined by our general partner. Any such promissory note will bear interest at the rate of 10% annually and be payable in three equal annual installments of principal and accrued interest, commencing one year after the redemption date.

Indemnification

        Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  (1)
  our general partner;

  (2)
  any departing general partner;

  (3)
  any person who is or was an affiliate of our general partner or any departing general partner;

  (4)
  any person who is or was an officer, director, member, partner, fiduciary or trustee of any entity described in (1), (2) or (3) above;

  (5)
  any person who is or was serving as an officer, director, member, partner, fiduciary or trustee of another person at the request of the general partner or any departing general partner or any affiliate of our general partner or any departing general partner provided that a person will not be an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodian services; and

  (6)
  any person designated by our general partner.

        Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Reimbursement of Expenses

        Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. The general partner is entitled to determine the expenses that are allocable to us.

Books and Reports

        Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

        We will furnish or make available to record holders of units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

        We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

        A limited partner can, for a purpose reasonably related to the limited partner's interest as a limited partner, upon reasonable demand stating the purpose of such demand and at his own expense, obtain:

  •
  a current list of the name and last known address of each partner;

  •
  a copy of our tax returns;

  •
  information as to the amount of cash and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

  •
  copies of our partnership agreement, our certificate of limited partnership, amendments to either of them and powers of attorney which have been executed under our partnership agreement;

  •
  information regarding the status of our business and financial condition; and

  •
  any other information regarding our affairs as is just and reasonable.

        Our general partner may, and intends to, keep confidential from the limited partners trade secrets and other information the disclosure of which our general partner believes in good faith is not in our best interest or which we are required by law or by agreements with third parties to keep confidential.

Registration Rights

        Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

LEGAL MATTERS

        In connection with particular offerings of the common units in the future, and if stated in the applicable prospectus supplement, the validity of those common units may be passed upon by Vinson & Elkins L.L.P., New York, New York, as our counsel, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The audited consolidated financial statements of BreitBurn GP, LLC included in BreitBurn Energy Partners L.P.'s Current Report on Form 8-K/A filed on November 13, 2007 have been incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of BreitBurn Energy Partners L.P. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of BreitBurn Energy Company L.P. (predecessor) included in BreitBurn Energy Partners L.P.'s Annual Report on Form 10-K for the year ended December 31, 2006 have been incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited historical financial statements of BreitBurn Energy Partners I, L.P. included in BreitBurn Energy Partners L.P.'s Current Report on Form 8-K/A filed on August 10, 2007 have been incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The Statement of Revenues and Direct Operating Expenses for the assets acquired pursuant to the May 24, 2007 Amended and Restated Asset Purchase Agreement with Calumet Florida, L.L.C., a wholly owned subsidiary of Vulcan Resources Florida, Inc., for the year ended December 31, 2004 included in BreitBurn Energy Partners L.P.'s Current Report on Form 8-K/A filed on August 10, 2007 have been incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated balance sheets of Vulcan Resources Florida, Inc. and its subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended incorporated in this prospectus by reference from BreitBurn Energy Partners L.P.'s Form 8-K/A filed on August 10, 2007 have been audited by Deloitte & Touche LLP, independent auditor, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The carve out balance sheets of Quicksilver Resources Inc.'s Northeast Operations as of December 31, 2006 and 2005, and the related carve out statements of income before income taxes, owner's net investment, and cash flows for each of the three years in the period ended December 31, 2006 incorporated in this prospectus by reference from BreitBurn Energy Partners L.P.'s Form 8-K filed on November 6, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the financial statements and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment and the preparation of the carve out financial statements from the separate records maintained by Quicksilver Resources Inc.), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The information that we incorporate by reference in this prospectus concerning estimates of our oil and gas reserves as of December 31, 2006 was prepared by Netherland, Sewell & Associates, Inc., an independent engineering firm, and has been included herein upon the authority of this firm as an expert.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the common units registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates:

Registration Fee	$	*
Printing Expenses		**
Fees and expenses of legal counsel		**
Listing fees		***
Miscellaneous		**

Total	$	**

*
Under SEC Rule 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of common units under the registration statement, and is therefore not currently determinable.

**
Because an indeterminate amount of common units is covered by this registration statement, the expenses in connection with the issuance and distribution of the common units are therefore not currently determinable. The amounts shown are estimates of expenses for the amount of common units which the registrant is currently authorized to issue, but do not limit the amount of common units that may be offered.

***
The listing fee is based upon the principal amount of common units listed, if any, and is therefore not currently determinable.

Item 15.    Indemnification of Directors and Officers

        The section of the prospectus entitled "The Partnership Agreement—Indemnification" is incorporated herein by this reference. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Item 16.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits.    The following documents are filed as exhibits to this registration:

Exhibit Number		Description
1.1	**—	Form of Underwriting Agreement
2.1	—	Contribution Agreement, dated as of September 11, 2007, between Quicksilver Resources Inc. and BreitBurn Operating L.P. (incorporated herein by reference to Exhibit 10.4 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on November 6, 2007)
2.2	—	Amendment No. 1 to Contribution Agreement, dated as of November 1, 2007, between Quicksilver Resources Inc. and BreitBurn Operating L.P. (incorporated herein by reference to Exhibit 10.5 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on November 6, 2007)

2.3	—	Amended and Restated Asset Purchase Agreement, dated as of May 16, 2007, by and among BreitBurn Operating L.P. and Calumet Florida, LLC (incorporated herein by reference to Exhibit 10.2 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on May 31, 2007)
2.4	—	ORRI Distribution Agreement Limited Partner Interest Purchase and Sale Agreement, dated as of May 24, 2007, by and among BreitBurn Operating L.P. and TIFD X-III LLC (incorporated herein by reference to Exhibit 10.1 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on May 29, 2007)
2.5	—	Purchase and Sale Agreement dated January 19, 2007 by and between Voyager Gas Corporation and BreitBurn Operating L.P. (incorporated herein by reference to Exhibit 2.1 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on January 24, 2007)
3.1	—	First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. (incorporated herein by reference to Exhibit 3.1 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on October 16, 2006)
4.1	—	Registration Rights Agreement, dated as of November 1, 2007, by and among BreitBurn Energy Partners L.P. and each of the Purchasers set forth therein (incorporated herein by reference to Exhibit 4.1 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on November 6, 2007)
4.2	—	Registration Rights Agreement, dated as of November 1, 2007, by and among BreitBurn Energy Partners L.P. and Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 4.2 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on November 6, 2007)
4.3	—	Registration Rights Agreement, dated as of May 25, 2007, by and among BreitBurn Energy Partners L.P. and each of the Purchasers set forth therein (incorporated herein by reference to Exhibit 4.1 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on May 29, 2007)
4.4	—	Registration Rights Agreement, dated as of May 24, 2007, by and among BreitBurn Energy Partners L.P. and each of the Purchasers set forth therein (incorporated herein by reference to Exhibit 4.1 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on May 31, 2007)
5.1	* —	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
23.1	* —	Consent of PricewaterhouseCoopers LLP
23.2	* —	Consent of PricewaterhouseCoopers LLP
23.3	* —	Consent of PricewaterhouseCoopers LLP
23.4	* —	Consent of PricewaterhouseCoopers LLP
23.5	* —	Consent of PricewaterhouseCoopers LLP
23.6	* —	Consent of Deloitte & Touche LLP
23.7	* —	Consent of Deloitte & Touche LLP
23.8	* —	Consent of Netherland, Sewell & Associates, Inc.
23.9	* —	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
24.1	* —	Power of Attorney (included on signature page of this registration statement)

*
Filed herewith.

**
To be filed as an exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement.

  (b)
  Financial Statement Schedules.

    Not applicable.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  If the registrant is relying on Rule 430B:

              (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (ii)
    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (a)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (b)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (c)
  The portion of any other free writing prospectus relating to the offering containing material information about any undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

  (d)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 13, 2007.

BREITBURN ENERGY PARTNERS L.P.

By:	BREITBURN GP, LLC its General Partner

	By:	/s/ HALBERT S. WASHBURN Halbert S. Washburn Co-Chief Executive Officer

        Each person whose signature appears below appoints Halbert S. Washburn, Randall H. Breitenbach and James G. Jackson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RANDALL H. BREITENBACH Randall H. Breitenbach	Co-Chief Executive Officer and Director of BreitBurn GP, LLC (Principal Executive Officer)	November 13, 2007
/s/ HALBERT S. WASHBURN Halbert S. Washburn	Co-Chief Executive Officer and Director of BreitBurn GP, LLC (Principal Executive Officer)	November 13, 2007
/s/ JAMES G. JACKSON James G. Jackson	Chief Financial Officer of BreitBurn GP, LLC (Principal Financial Officer)	November 13, 2007

/s/ LAWRENCE C. SMITH Lawrence C. Smith	Controller of BreitBurn GP, LLC (Principal Accounting Officer)	November 13, 2007
/s/ RANDALL J. FINDLAY Randall J. Findlay	Chairman of the Board of Directors of BreitBurn GP, LLC	November 13, 2007
/s/ GRANT D. BILLING Grant D. Billing	Director of BreitBurn GP, LLC	November 13, 2007
/s/ THOMAS W. BUCHANAN Thomas W. Buchanan	Director of BreitBurn GP, LLC	November 13, 2007
/s/ JOHN R. BUTLER, JR. John R. Butler, Jr.	Director of BreitBurn GP, LLC	November 13, 2007
/s/ GREG L. ARMSTRONG Greg L. Armstrong	Director of BreitBurn GP, LLC	November 13, 2007
/s/ GREGORY J. MORONEY Gregory J. Moroney	Director of BreitBurn GP, LLC	November 13, 2007
/s/ CHARLES S. WEISS Charles S. Weiss	Director of BreitBurn GP, LLC	November 13, 2007

EXHIBIT INDEX

Exhibit Number		Description
1.1	**—	Form of Underwriting Agreement
2.1	—
Contribution Agreement, dated as of September 11, 2007, between Quicksilver Resources Inc. and BreitBurn Operating L.P. (incorporated herein by reference to Exhibit 10.4. to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on November 6, 2007)
2.2	—
Amendment No. 1 to Contribution Agreement, dated as of November 1, 2007, between Quicksilver Resources Inc. and BreitBurn Operating L.P. (incorporated herein by reference to Exhibit 10.5 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on November 6, 2007)
2.3	—
Amended and Restated Asset Purchase Agreement, dated as of May 16, 2007, by and among BreitBurn Operating L.P. and Calumet Florida, LLC (incorporated herein by reference to Exhibit 10.2 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on May 31, 2007)
2.4	—
ORRI Distribution Agreement Limited Partner Interest Purchase and Sale Agreement, dated as of May 24, 2007, by and among BreitBurn Operating L.P. and TIFD X-III LLC (incorporated herein by reference to Exhibit 10.1 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on May 29, 2007)
2.5	—
Purchase and Sale Agreement dated January 19, 2007 by and between Voyager Gas Corporation and BreitBurn Operating L.P. (incorporated herein by reference to Exhibit 2.1 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on January 24, 2007)
3.1	—
First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. (incorporated herein by reference to Exhibit 3.1 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on October 16, 2006)
4.1	—
Registration Rights Agreement, dated as of November 1, 2007, by and among BreitBurn Energy Partners L.P. and each of the Purchasers set forth therein (incorporated herein by reference to Exhibit 4.1 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on November 6, 2007)
4.2	—
Registration Rights Agreement, dated as of November 1, 2007, by and among BreitBurn Energy Partners L.P. and Quicksilver Resources Inc. (incorporated herein by reference to Exhibit 4.2 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on November 6, 2007)
4.3	—
Registration Rights Agreement, dated as of May 25, 2007, by and among BreitBurn Energy Partners L.P. and each of the Purchasers set forth therein (incorporated herein by reference to Exhibit 4.1 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on May 29, 2007)
4.4	—
Registration Rights Agreement, dated as of May 24, 2007, by and among BreitBurn Energy Partners L.P. and each of the Purchasers set forth therein (incorporated herein by reference to Exhibit 4.1 to BreitBurn Energy Partners L.P.'s Current Report on Form 8-K filed on May 31, 2007)
5.1	* —	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
23.1	* —	Consent of PricewaterhouseCoopers LLP

23.2	* —	Consent of PricewaterhouseCoopers LLP
23.3	* —	Consent of PricewaterhouseCoopers LLP
23.4	* —	Consent of PricewaterhouseCoopers LLP
23.5	* —	Consent of PricewaterhouseCoopers LLP
23.6	* —	Consent of Deloitte & Touche LLP
23.7	* —	Consent of Deloitte & Touche LLP
23.8	* —	Consent of Netherland, Sewell & Associates, Inc.
23.9	* —	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
24.1	* —	Power of Attorney (included on signature page of this registration statement)

*
Filed herewith.

**
To be filed as an exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement.

QuickLinks

Table of Contents
ABOUT THIS PROSPECTUS
ABOUT BREITBURN ENERGY PARTNERS L.P.
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
RISK FACTORS
USE OF PROCEEDS
DESCRIPTION OF THE COMMON UNITS
CONFLICTS OF INTEREST AND FIDUCIARY DUTIES
THE PARTNERSHIP AGREEMENT
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits and Financial Statement Schedules
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX